As filed with the Securities and Exchange Commission on April 9, 2004

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

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ALLIANT ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	39-1380265
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4902 North Biltmore Lane
Madison, Wisconsin 53718-2132
(608) 458-3311
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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F. J. Buri	with a copy to:
Corporate Secretary
Alliant Energy Corporation	Benjamin F. Garmer, III, Esq.
4902 North Biltmore Lane	Jay O. Rothman, Esq.
Madison, Wisconsin 53718	Foley & Lardner LLP
(608) 458-3311	777 East Wisconsin Avenue
(Name, address, including zip code, and telephone number,	Milwaukee, Wisconsin 53202
including area code, of agent for service)	(414) 271-2400

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        Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  |_|

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  |X|

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |_|

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |_|

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  |_|

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $.01 par value, with attached
Common Share Purchase Rights(4)	(3)
Stock Purchase Contracts	(3)
Stock Purchase Units	(3)

Total	$ 300,000,000	$ 38,010

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(2)	A filing fee of $5,496 was previously paid in connection with unsold securities registered under a registration statement on Form S-3 (Registration No. 333-104269) initially filed by Alliant Energy Corporation on April 2, 2003. Accordingly, pursuant to Rule 457(p) under the Securities Act of 1933, Alliant Energy Corporation is offsetting $5,496 of previously paid filing fees against the total filing fee of $38,010 due in connection with the filing of this Registration Statement.
(3)	Not applicable pursuant to General Instruction II.D of Form S-3.
(4)	Each share of Common Stock has attached thereto one Common Share Purchase Right.

_________________

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This registration statement contains a base prospectus covering the offering, issuance and sale of the following securities of Alliant Energy Corporation, a Wisconsin corporation (the “Corporation”): (1) shares of its common stock; (2) its stock purchase contracts; and (3) its stock purchase units. The specific terms of the securities to be offered will be set forth in a prospectus supplement relating to such securities. In addition, this registration statement contains a form of prospectus supplement covering the offering, issuance and sale by the Corporation of up to 7,500,000 shares of common stock from time to time in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be “at the market” offerings, pursuant to a sales agreement with Cantor Fitzgerald & Co.

The information in this prospectus supplement and accompanying prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where this offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 9, 2004

Prospectus Supplement
(To Prospectus dated                     , 2004)

[ALLIANT ENERGY LOGO]

7,500,000 SHARES

ALLIANT ENERGY CORPORATION

COMMON STOCK

        This prospectus supplement relates to the issuance and sale of up to 7,500,000 shares of our common stock from time to time through our sales agent, Cantor Fitzgerald & Co. These sales, if any, will be made pursuant to the terms of the sales agreement between us and the sales agent, the form of which is an exhibit to the registration statement of which the accompanying prospectus is a part and is incorporated herein by reference.

        Our common stock trades on the New York Stock Exchange under the symbol “LNT.” Sales of shares of our common stock under this prospectus supplement, if any, may be made in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including sales made directly on the New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. We refer to these types of sales as at the market transactions. The sales agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the sales agent and us. On April 8, 2004, the last reported sales price of our common stock on the New York Stock Exchange was $26.45 per share.

        The compensation to the sales agent for sales of common stock sold pursuant to the sales agreement will be 2.5% of the gross proceeds of the sales price per share for the first 3,250,000 shares sold and 2.0% of the gross proceeds of the sales price per share for any additional shares sold. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds” in the accompanying prospectus.

        In connection with the sale of common stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agent against certain liabilities, including liabilities under the Securities Act.

        You should read this prospectus supplement and the accompanying prospectus carefully before you invest. These documents contain information you should consider when making your investment decision.

        Investing in the common stock involves risks that are described in the “Risk Factors” section beginning on page S-2 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

[CANTOR FITZGERALD LOGO]

The date of this prospectus supplement is ____________, 2004.

RISK FACTORS

        You should carefully consider the risk factors described below, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment in our common stock. The risks and uncertainties described below are not the only ones facing our company.

Risks related to the regulation of our business could impact the rates we are able to charge, our costs and our profitability.

        We are subject to comprehensive regulation by federal and state regulatory authorities, which significantly influences our operating environment and our ability to recover costs from our customers. In particular, we are regulated by state regulatory authorities with jurisdiction over public utilities, including the Iowa Utilities Board, the Public Service Commission of Wisconsin, the Illinois Commerce Commission and Minnesota Public Utilities Commission, the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935 and by the Federal Energy Regulatory Commission. These authorities regulate many aspects of our operations, including, but not limited to: construction and maintenance of facilities; operations; safety; issuance of securities; accounting matters; transactions between affiliates; the rates that we can charge customers; the costs of fuel, purchased power and natural gas that we can recover from our customers; and the rate of return on capital that we are allowed to realize. Our ability to obtain rate adjustments to maintain our current rate of return depends upon regulatory action under applicable statutes and regulations, and we cannot assure you that we will be able to obtain rate adjustments or continue receiving our current authorized rates of return on equity capital. These regulatory authorities are also empowered to impose financial penalties and other sanctions on us if we are found to have violated statutes and regulations governing our utility operations. Our domestic utility business currently has several pending rate cases. If we do not receive the amount of rate relief that we expect, the increased rates are not approved on a timely basis or we are otherwise unable to recover our costs through rates, then we may experience an adverse impact on our results of operations, financial condition and cash flows. We are also subject to international rate regulation in the foreign markets in which we operate.

Our operating results may fluctuate on a seasonal and quarterly basis and can be adversely affected by milder weather.

        Our domestic electric and gas utility businesses are seasonal businesses and weather patterns can have a material impact on our operating performance. Demand for electricity is greater in the summer and winter months associated with cooling and heating. Because natural gas is heavily used for residential and commercial heating, the demand for this product depends significantly upon weather patterns in winter months. Accordingly, our operations have historically generated less revenues and income when weather conditions are milder in the winter and cooler in the summer. We expect that unusually mild winters and summers would have an adverse effect on our financial condition and results of operations.

A downgrade in our credit rating could negatively affect our borrowing costs and our ability to access capital and to operate our business.

        Our credit ratings may depend on, among other things, our earnings and cash flow outlooks for future periods and the success of our business plan. If either Standard & Poor’s Rating Services or Moody’s Investors Service were to downgrade our credit ratings, then our borrowing costs would increase, which would diminish our financial results, and our potential pool of investors and funding sources could decrease. In addition, some of our subsidiaries access debt and other capital from various sources and carry their own credit ratings. Any downgrade or other event negatively affecting the credit ratings of these subsidiaries could make their own costs of borrowing higher or access to funding sources more limited, which in turn could increase our need to provide liquidity in the form of capital contributions or loans to such subsidiaries, thus reducing the liquidity and borrowing availability of the consolidated group.

We depend on our continued access to capital markets.

        Some of our businesses, in particular our domestic utility business, rely on accessing the capital markets to support their capital expenditure programs and other capital requirements, including expenditures to build utility infrastructure and comply with future regulatory requirements. When necessary, we and our domestic utility subsidiaries secure funds from a variety of external sources, including the issuance of short-term debt, long-term debt securities, preferred stock or common stock, or the sale of accounts receivable. Fulfillment of our long-term strategies depends, at least in part, upon our ability and the ability of our subsidiaries to access capital at competitive rates and terms. If our or our subsidiaries’ access to capital were to become significantly constrained due to lowered credit ratings, prevailing market or industry conditions, regulatory constraints or other factors, then our results of operations and financial condition could be significantly adversely affected.

We have made substantial international investments, which may present additional risks to our business.

        As of December 31, 2003, we had $660 million in net investments in foreign countries, primarily in electric utility companies and generation facilities. International operations are subject to various risks, including political and economic instability, local labor market conditions, the impact of government regulations and taxation, differences in business practices and unusual weather patterns. In particular, we had $283 million of net investments in Brazil as of December 31, 2003, which was net of $162 million of pre-tax cumulative foreign currency translation losses. Our operations in Brazil have faced significant regulatory and political uncertainties and differences with local partners regarding business practices. Unfavorable changes in the international political, regulatory or business climate could have a material adverse effect on our growth plans for our international investments and, in turn, our results of operations, financial condition and cash flows. In addition, the results of operations and financial condition of our subsidiaries and investments that conduct operations in foreign countries are reported in the relevant foreign currencies and then translated into U.S. dollars at the applicable exchange rates for inclusion in our consolidated financial statements. Fluctuations between these currencies and the U.S. dollar may have a material adverse effect on our results of operations and financial condition and may also significantly affect the comparability of our results between financial periods. In addition, we have a $79 million loan receivable secured by a master planned resort community in Mexico. Repayment of the loan is contingent upon the developers complying with operating and development agreements and attaining projected lot sales. If the development of the project and related real estate sales are not successfully executed, we could incur material asset valuation charges.

As a holding company, we are subject to restrictions on our ability to pay dividends.

        We are a holding company with no significant operations of our own. Accordingly, the primary sources of funds for us to pay dividends to our shareowners are dividends and distributions our subsidiaries and investments pay to us. Our subsidiaries and investments are separate and distinct legal entities and have no obligation to pay any amounts to us, whether by dividends, loans or other payments. The ability of our subsidiaries and investments to pay dividends or make distributions to us and, accordingly, our ability to pay dividends on our common stock will depend on the earnings, cash flows, capital requirements and general financial condition of our subsidiaries and investments and on regulatory limitations. Our domestic utility subsidiaries each have dividend payment restrictions based on their respective bond indentures, the terms of their outstanding preferred stock and regulatory limitations applicable to them. If we do not receive adequate dividends and distributions from our subsidiaries and investments, then we may not be able to make or may have to reduce dividend payments on our common stock.

Failure to provide reliable service to our customers could adversely affect our operating results.

        Our utility businesses are obligated to provide safe and reliable service to their customers within their service territories. Meeting this commitment requires significant capital and other resources. Failure to provide safe and reliable service, including effects of equipment failures in electric and gas delivery systems, could adversely affect our operating results through reduced revenues and increased maintenance and capital costs. While we were not directly affected by the failure in the transmission grid that caused the power outage in a large portion of the northeastern United States and Canada in August 2003, the North American transmission grid is highly interconnected and, in extraordinary circumstances, disruptions at particular points within the grid could cause a systemic cascading response that could, in turn, result in an extensive power outage in our delivery systems. Power outages in our domestic utility business’ service territories could occur even if the disruptions originate outside of those territories.

The ongoing transformation of the energy industry could have a negative effect on our businesses.

        As a public utility holding company with significant utility assets, we conduct our utility operations in an ever-changing business environment. Electric energy generation, transmission and distribution are facing a period of significant change resulting from potential legislative, regulatory, economic and technological changes. These changes could impact competition in the electric wholesale and retail markets in the event customers of electric utilities are offered alternative suppliers. Such competitive pressures could result in our electric utilities losing customers and incurring stranded costs (i.e., assets and other costs rendered unrecoverable as the result of competitive pricing), which would be borne by our shareowners if we cannot recover the costs from customers. The Federal Energy Regulatory Commission regulates competition in the electric wholesale power generation market, and each state regulates whether to permit retail competition, the terms that would apply to such retail competition and the recovery of any portion of stranded costs that are ultimately determined to have resulted from retail competition. Although the pace of restructuring in our primary retail electric service territories has been delayed (and may continue to be delayed for a long period of time) due to uncertainty and developments in the industry, we cannot predict the timing of a restructured electric industry or the impact on our financial condition or results of operations.

Costs of compliance with new environmental laws and the incurrence of environmental liabilities could adversely affect our profitability.

        Our operations are subject to extensive regulation relating to environmental protection. New environmental laws and regulations affecting our operations may be adopted, and new interpretations of existing laws and regulations could be adopted or become applicable to us or our facilities, which may substantially increase environmental expenditures made by us in the future. We may not be able to recover all our costs for environmental expenditures related to our utility business through electric and natural gas rates in the future. Under current law, we may also be responsible for any on-site liabilities associated with the environmental condition of the facilities that we have previously owned or operated, regardless of whether the liabilities arose before, during or after the time we owned or operated the facilities. The incurrence of a material environmental liability could have a material adverse effect on our results of operations and financial condition.

Our domestic utility business may incur substantial costs and liabilities due to its interests in nuclear facilities.

        Our domestic utility subsidiaries own interests in two nuclear facilities. In November 2003, Wisconsin Power and Light Company, one of our domestic utility subsidiaries, signed a definitive agreement to sell its 41% ownership interest in the 545-megawatt Kewaunee Nuclear Power Plant. Pending regulatory approvals, the transaction is expected to be completed by the fall of 2004. Our ownership of interests in nuclear facilities involves risks, including: mechanical or structural problems; inadequacy or lapses in maintenance procedures; impairment of reactor operation and safety systems due to human error; costs of storage, handling and disposal of nuclear materials and the current lack of a long-term disposal solution for nuclear materials; limitations on the amounts and types of insurance coverage commercially available; and uncertainties regarding both technological and financial aspects of decommissioning nuclear facilities at the end of their licensed lives. The Nuclear Regulatory Commission, or NRC, has broad authority under federal law to impose licensing and safety-related requirements for the operation of nuclear generation facilities. In the event of non-compliance, the NRC has the authority to impose fines or shut down a unit, or both, depending upon its assessment of the severity of the situation, until compliance is achieved. Revised safety requirements approved by the NRC could necessitate substantial capital expenditures at our subsidiaries’ nuclear plants. In addition, although we have no reason to anticipate a serious nuclear incident, if an incident did occur, it could have a material adverse effect on our results of operations or financial condition. Furthermore, the non-compliance of other nuclear facilities operators with applicable regulations or the occurrence of a serious nuclear incident at other facilities could result in increased regulation of the industry as a whole, which could then increase our subsidiaries’ compliance costs and impact the results of operations of their facilities. We may not be able to recover all our costs related to our nuclear facilities through electric rates in the future.

Threats of terrorism and catastrophic events that could result from terrorism may impact our operations in unpredictable ways.

        We are subject to direct and indirect effects of terrorist threats and activities. Generation and transmission facilities, in general, have been identified as potential targets. In particular, nuclear generation facilities such as our two nuclear plants could be potential targets of terrorist activities. The effects of terrorist threats and activities include, among other things, terrorist actions or responses to such actions or threats, the inability to generate, purchase or transmit power, the risk of significant slowdown in growth or a decline in the U.S. economy, disruption or volatility in, or other effects on capital markets, and the increased cost and adequacy of security and insurance.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where this offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 9, 2004

Prospectus

Alliant Energy Corporation

$300,000,000 Aggregate Amount

_________________

Alliant Energy Corporation

Common Stock

Stock Purchase Contracts

Stock Purchase Units

_________________

        By this prospectus, we may offer from time to time up to an aggregate of $300,000,000 of our securities. We will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

        Our common stock is listed on the New York Stock Exchange under the symbol “LNT.”

_________________

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_________________

The date of this prospectus is ____________, 2004.

ABOUT THIS PROSPECTUS

        In this prospectus, “we,” “us” and “our” refer to Alliant Energy Corporation.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $300,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

        We may use this prospectus to offer from time to time:

•	shares of our common stock; and

•	our stock purchase contracts and stock purchase units.

In this prospectus, we sometimes refer to the common stock, stock purchase contracts and stock purchase units collectively as the securities.

        You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

ALLIANT ENERGY CORPORATION

        We are an energy-services provider engaged primarily in utility operations in both the Midwest and internationally. We also have significant non-regulated domestic and international operations. Through our subsidiaries and partners, we provide electric, natural gas, steam and water services, and various other energy-related products and services to more than three million customers worldwide. Our domestic utility business includes Interstate Power and Light Company and Wisconsin Power and Light Company, and is engaged principally in:

•	the generation, transmission (Interstate Power and Light Company only), distribution and sale of electric energy;

•	the purchase, distribution, transportation and sale of natural gas; and

•	the provision of water services, steam services to certain customers in one community in Iowa, and various other energy-related products and services including construction management services for wind farms.

        The principal markets for our domestic utility business are located in Iowa, Wisconsin, Minnesota and Illinois.

        We are a registered public utility holding company subject to regulation by the SEC under the Public Utility Holding Company Act of 1935 and are subject to the regulatory provisions of that Act.

        Our principal executive offices are located at 4902 North Biltmore Lane, Madison, Wisconsin  53718, and our telephone number is (608) 458-3311.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities to make capital contributions to our domestic utility business, which may use these capital contributions for financing the development and construction of new generation and distribution facilities, funding additional working capital, financing capital expenditures and other general corporate purposes; to make capital contributions to our domestic non-regulated generation business, which would use these capital contributions for financing the development and construction of new generation facilities intended to serve the growing electricity demand of our domestic utility business; or to repay debt. Until we use the net proceeds from the sale of the securities for these purposes, we may place the net proceeds in temporary investments.

DESCRIPTION OF COMMON STOCK

        The following description of our common stock summarizes general terms and provisions that apply to the common stock. Since this is only a summary it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our articles of incorporation and our rights agreement, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

General

        Our articles of incorporation provide that we have authority to issue 200,000,000 shares of common stock. We have submitted to our shareowners a proposal to increase our authorized shares to 240,000,000 at our annual meeting of shareowners on May 21, 2004. The SEC has authorized us under the Public Utility Company Act of 1935 to issue the shares to be offered pursuant to this prospectus. We do not have the authority under our articles of incorporation to issue shares of preferred stock.

Common Stock

        All of the issued and outstanding shares of our common stock are fully paid and nonassessable, and the shares of common stock to be sold by us, upon completion of any offering, will be fully paid and nonassessable, except in either case as provided under Section 180.0622(2)(b) of the Wisconsin Business Corporation Law. This provision of Wisconsin law provides that shareowners will be personally liable up to the par value of the shares owned by them for all debts we owe to our employees for services performed for our company not exceeding six months service in any one case. A Wisconsin trial court has interpreted “par value” to mean the subscription price paid for the shares rather than the lower stated par value. While the Wisconsin Supreme Court by an evenly divided vote affirmed the trial court’s decision, that affirmation technically provides no precedential effect because of the court’s even decision.

        Our common stock is entitled to such dividends as our board of directors may declare from time to time in accordance with applicable law. Our ability to pay dividends is dependent upon a number of factors, including the ability of our subsidiaries to pay dividends. Our utility subsidiaries each have restrictions on the payment of dividends on their common stock based on their respective bond indentures, the terms of their outstanding preferred stock and regulatory restrictions applicable to them.

        Only holders of our common stock will be entitled to vote for the election of members to our board of directors and on all other matters. Holders of our common stock are entitled to one vote per share of common stock held by them on all matters properly submitted to a vote of shareowners, subject to Section 180.1150 of the Wisconsin Business Corporation Law. See “– Statutory Provisions.” Shareowners have no cumulative voting rights, which means that the holders of shares entitled to exercise more than 50% of the voting power are able to elect all of the directors to be elected. Our board of directors is divided into three classes, with staggered terms of three years each.

        All shares of common stock are entitled to participate equally in distributions in liquidation. Holders of common stock have no preemptive rights to subscribe for or purchase our shares. There are no conversion rights, sinking fund or redemption provisions applicable to our common stock.

        The transfer agent for our common stock is our Shareowner Services Department.

Common Share Purchase Rights

        We have entered into a rights agreement pursuant to which each outstanding share of our common stock, including those shares being sold by us pursuant to this prospectus, has attached a right to purchase one-half of one share of our common stock. A right will also attach to each share of common stock that we subsequently issue prior to the expiration of the rights agreement. Under circumstances described below, the rights will entitle the holder of the rights to purchase additional shares of common stock. In this prospectus and any accompanying prospectus supplement, unless the context requires otherwise, all references to our common stock include the accompanying rights.

        Currently, the rights are not exercisable and trade with the common stock. If the rights become exercisable, each full right, unless held by a person or group that beneficially owns more than 15% of our outstanding common stock, will initially entitle the holder to purchase one half of one share of our common stock at a purchase price of $95 per full share, or $47.50 per half share, subject to adjustment. The rights will become exercisable only if a person or group has acquired, or announced an intention to acquire, 15% or more of our outstanding common stock. Under some circumstances, including the existence of a 15% acquiring party, each holder of a right, other than the acquiring party, will be entitled to purchase at the right’s then-current exercise price, shares of our common stock having a market value of two times the exercise price. If another corporation acquires us after a party acquires 15% or more of our common stock, each holder of a right will be entitled to receive the acquiring corporation’s common shares having a market value of two times the exercise price. The rights may be redeemed at a price of $0.001 per right until a party acquires 15% or more of our common stock and, after that time, may be exchanged for one share of our common stock per right until a party acquires 50% or more of our common stock. The rights expire on January 20, 2009, subject to extension. Under the rights agreement, our board of directors may reduce the thresholds applicable to the rights from 15% to not less than 10%. The rights do not have voting or dividend rights and, until they become exercisable, have no dilutive effect on our earnings.

Statutory Provisions

        Because we are a public utility holding company under the Public Utility Holding Company Act of 1935, the SEC must approve the acquisition of any of our securities or utility assets by a registered public utility holding company or any person who would, as a result of such acquisition, become an affiliate of two or more public utility companies. Similarly, Section 196.795(3) of the Wisconsin Statutes provides that no person may hold or acquire, directly or indirectly, more than 10% of the outstanding securities of a public utility holding company such as us without the approval of the Public Service Commission of Wisconsin.

        Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of public Wisconsin corporations such as us held by any person or persons acting as a group in excess of 20% of the company’s voting power is limited to 10% of the full voting power of those shares, unless full voting power of those shares has been restored pursuant to a vote of shareowners. Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law contain some limitations and special voting provisions applicable to specified business combinations involving Wisconsin corporations such as us and a significant shareholder, unless the board of directors of the corporation approves the business combination or the shareholder’s acquisition of shares before these shares are acquired.

        Similarly, Sections 180.1130 to 180.1133 of the Wisconsin Business Corporation Law contain special voting provisions applicable to some business combinations, unless specified minimum price and procedural requirements are met. Following commencement of a takeover offer, Section 180.1134 of the Wisconsin Business Corporation Law imposes special voting requirements on share repurchases effected at a premium to the market and on asset sales by the corporation, unless, as it relates to the potential sale of assets, the corporation has at least three independent directors and a majority of the independent directors vote not to have the provision apply to the corporation.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts that obligate holders to purchase from us, and us to sell to these holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

        The stock purchase contracts may be issued separately or as a part of stock purchase units. Stock purchase units consist of a stock purchase contract and either debt securities of our subsidiaries or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts.

        The stock purchase contracts may require us to make periodic payments to the holders of some or all of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under these stock purchase contracts in a specified manner.

        A prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units being offered. The description in the prospectus supplement will not necessarily be complete, and you should read the stock purchase contracts and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and stock purchase contracts will be discussed in the related prospectus supplement.

PLAN OF DISTRIBUTION

        We may sell the securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents; or

•	any combination of these.

        The applicable prospectus supplement will set forth the terms of the offering of securities, including the name or names of any underwriters, dealers or agents, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation and any discounts or concessions allowed or reallowed or paid to dealers.

        If underwriters are utilized in the sale, the securities will be acquired by the underwriters for their own account pursuant to an underwriting agreement that we will execute with the underwriters at the time an agreement for such sale is reached. Such securities may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market or varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Generally, the obligations of the underwriters to purchase securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We may engage Cantor Fitzgerald & Co. to act as underwriter for an offering from time to time of our common stock in one or more placements. If we reach agreement with Cantor on a placement, including the number of shares of common stock to be offered in the placement and any minimum price below which sales may not be made, Cantor would agree to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to try to sell such shares on such terms. Cantor could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including sales made directly on the New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. At the market offerings may not exceed 10% of the aggregate market value of our outstanding voting securities held by non-affiliates on a date within 60 days prior to the filing of the registration statement of which this prospectus is a part.

        If dealers are utilized in the sale of the securities, we will sell the securities to the dealers, as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale.

        We may sell securities directly or through agents we designate from time to time. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

        The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

        Underwriters, agents and dealers may be entitled under agreements entered into with us to be indemnified against civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that the underwriters or agents may be required to make in respect thereof. Underwriters, agents and dealers may be customers of, engage in transactions with, or perform services for us and our subsidiaries and affiliates in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington D.C. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

        We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2003;

•	the description of our common stock contained in our Registration Statement on Form 8-B, dated April 1, 1988, and any amendment or report updating that description; and

•	the description of our common share purchase rights contained in our Registration Statement on Form 8-A, dated January 20, 1999, and any amendment or report updating that description.

Some of these reports, however, are or may be filed on a combined basis with our direct subsidiaries, Interstate Power and Light Company and Wisconsin Power and Light Company. Information contained in these reports relating to these entities is filed by them on their own behalf and not by us.

        You may request a copy of any of these filings, at no cost, by writing to F. J. Buri, Corporate Secretary, Alliant Energy Corporation, 4902 North Biltmore Lane, Madison, Wisconsin 53718, or by calling Mr. Buri at (608) 458-3311.

LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP.

EXPERTS

        The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from Alliant Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations”), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.        Other Expenses of Issuance and Distribution.

Securities and Exchange Commission filing fee	$ 38,010
Legal fees and expenses	525,000
Accounting fees and expenses	45,000
Printing expenses	100,000
Miscellaneous	6,990

Total expenses	$715,000

        All of the above fees and expenses will be paid by Alliant Energy Corporation (the “Registrant”). Other than the Securities and Exchange Commission filing fee, all fees and expenses are estimated.

Item 15.        Indemnification of Directors and Officers.

        Pursuant to the provisions of the Wisconsin Business Corporation Law and Article VIII of the Registrant’s Bylaws, directors and officers of the Registrant are entitled to mandatory indemnification from the Registrant against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Registrant and such breach or failure constituted: (a) a willful failure to deal fairly with the Registrant or its shareowners in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of criminal law unless the director or officer had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. Additionally, under the Wisconsin Business Corporation Law, directors of the Registrant are not subject to personal liability to the Registrant, its shareowners or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.

        The indemnification provided by the Wisconsin Business Corporation Law and the Registrant’s Bylaws is not exclusive of any other rights to which a director or officer of the Registrant may be entitled. The Registrant also carries directors’ and officers’ liability insurance.

Item 16.        Exhibits and Financial Statement Schedules.

        The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17.        Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on April 9, 2004.

ALLIANT ENERGY CORPORATION
By: /s/ Erroll B. Davis, Jr.
Erroll B. Davis, Jr.
Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Erroll B. Davis, Jr	Chairman and Chief Executive Officer	April 9, 2004
Erroll B. Davis, Jr	and Director (Principal Executive
Officer)
/s/ Eliot G. Protsch	Senior Executive Vice President and	April 9, 2004
Eliot G. Protsch	Chief Financial Officer (Principal
Financial Officer)
/s/ John E. Kratchmer	Vice President-Controller and Chief	April 9, 2004
John E. Kratchmer	Accounting Officer (Principal
Accounting Officer)
*	Director	April 9, 2004
Alan B. Arends
*	Director	April 9, 2004
Michael L. Bennett
*	Director	April 9, 2004
Jack B. Evans
*	Director	April 9, 2004
Katharine C. Lyall
*	Director	April 9, 2004
Singleton B. McAllister
*	Director	April 9, 2004
Ann K. Newhall
*	Director	April 9, 2004
David A. Perdue
*	Director	April 9, 2004
Judith D. Pyle

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Signature	Title	Date
*	Director	April 9, 2004
Robert W. Schlutz
*	Director	April 9, 2004
Wayne H. Stoppelmoor
*	Director	April 9, 2004
Anthony R. Weiler

*By:	/s/ Erroll B. Davis, Jr. Erroll B. Davis, Jr. Attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Document Description

(1.1)	Form of Underwriting Agreement for Common Stock.*

(1.2)	Form of Underwriting Agreement for Stock Purchase Contracts or Stock Purchase Units.*

(1.3)	Sales Agreement, dated April 9, 2004, between Alliant Energy Corporation (“Alliant Energy”) and Cantor Fitzgerald & Co.

(4.1)	Restated Articles of Incorporation of Alliant Energy, as amended (incorporated by reference to Exhibit 3.2 to Alliant Energy’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

(4.2)	Rights Agreement, dated January 20, 1999, between Alliant Energy and Wells Fargo Bank Minnesota, N.A., successor (incorporated by reference to Exhibit 4.1 to Alliant Energy’s Registration Statement on Form 8-A, dated January 20, 1999).

(4.3)	Indenture of Mortgage or Deed of Trust dated August 1, 1941, between Wisconsin Power and Light Company (“WP&L”) and U.S. Bank National Association (“U.S. Bank”) and Frank P. Leslie, successor, as Trustees, filed as Exhibit 7(a) in File No. 2-6409, and the indentures supplemental thereto dated, respectively, January 1, 1948, September 1, 1948, June 1, 1950, April 1, 1951, April 1, 1952, September 1, 1953, October 1, 1954, March 1, 1959, May 1, 1962, August 1, 1968, June 1, 1969, October 1, 1970, July 1, 1971, April 1, 1974, December 1, 1975, May 1, 1976, May 15, 1978, August 1, 1980, January 15, 1981, August 1, 1984, January 15, 1986, June 1, 1986, August 1, 1988, December 1, 1990, September 1, 1991, October 1, 1991, March 1, 1992, May 1, 1992, June 1, 1992 and July 1, 1992 (Second Amended Exhibit 7(b) in File No. 2-7361; Amended Exhibit 7(c) in File No. 2-7628; Amended Exhibit 7.02 in File No. 2-8462; Amended Exhibit 7.02 in File No. 2-8882; Second Amendment Exhibit 4.03 in File No. 2-9526; Amended Exhibit 4.03 in File No. 2-10406; Amended Exhibit 2.02 in File No. 2-11130; Amended Exhibit 2.02 in File No. 2-14816; Amended Exhibit 2.02 in File No. 2-20372; Amended Exhibit 2.02 in File No. 2-29738; Amended Exhibit 2.02 in File No. 2-32947; Amended Exhibit 2.02 in File No. 2-38304; Amended Exhibit 2.02 in File No. 2-40802; Amended Exhibit 2.02 in File No. 2-50308; Exhibit 2.01(a) in File No. 2-57775; Amended Exhibit 2.02 in File No. 2-56036; Amended Exhibit 2.02 in File No. 2-61439; Exhibit 4.02 in File No. 2-70534; Amended Exhibit 4.03 in File No. 2-70534; Exhibit 4.02 in File No. 33-2579; Amended Exhibit 4.03 in File No. 33-2579; Amended Exhibit 4.02 in File No. 33-4961; Exhibit 4.24 in File No. 33-45726, Exhibit 4.25 in File No. 33-45726, Exhibit 4.26 in File No. 33-45726, Exhibit 4.27 in File No. 33-45726, Exhibit 4.1 to WP&L’s Form 8-K dated March 9, 1992, Exhibit 4.1 to WP&L’s Form 8-K dated May 12, 1992, Exhibit 4.1 to WP&L’s Form 8-K dated June 29, 1992 and Exhibit 4.1 to WP&L’s Form 8-K dated July 20, 1992).

(4.4)	Indenture, dated as of June 20, 1997, between WP&L and U.S. Bank, as Trustee, relating to debt securities (incorporated by reference to Exhibit 4.33 to Amendment No. 2 to WP&L’s Registration Statement on Form S-3 (Registration No. 33-60917)).

(4.5)	Officers’ Certificate, dated as of June 25, 1997, creating WP&L’s 7% debentures due June 15, 2007 (incorporated by reference to Exhibit 4 to WP&L’s Form 8-K, dated June 25, 1997).

(4.6)	Officers’ Certificate, dated as of October 27, 1998, creating WP&L’s 5.7% debentures due October 15, 2008 (incorporated by reference to Exhibit 4 to WP&L’s Form 8-K, dated October 27, 1998).

*	To be filed by amendment or under subsequent Current Report on Form 8-K.

Exhibit Number	Document Description

(4.7)	Officers’ Certificate, dated as of March 1, 2000, creating WP&L’s 7-5/8% debentures due March 1, 2010 (incorporated by reference to Exhibit 4 to WP&L’s Form 8-K, dated March 1, 2000).

(4.8)	Indenture of Mortgage and Deed of Trust, dated as of September 1, 1993, between Interstate Power and Light Company (“IP&L”) and J.P.Morgan Trust Company, National Association (“J.P.Morgan Trust”), successor, as Trustee (incorporated by reference to Exhibit 4(c) to IP&L’s Form 10-Q for the quarter ended September 30, 1993), and the indentures supplemental thereto dated, respectively, October 1, 1993, November 1, 1993, March 1, 1995, September 1, 1996 and April 1, 1997 (Exhibit 4(d) in IP&L’s Form 10-Q dated November 12, 1993, Exhibit 4(e) in IP&L’s Form 10-Q dated November 12, 1993, Exhibit 4(b) in IP&L’s Form 10-Q dated May 12, 1995, Exhibit 4(c)(i) in IP&L’s Form 8-K dated September 19, 1996 and Exhibit 4(a) in IP&L’s Form 10-Q dated May 14, 1997).

(4.9)	Indenture of Mortgage and Deed of Trust, dated as of August 1, 1940, between IP&L and J.P.Morgan Trust, successor, as Trustee (incorporated by reference to Exhibit 2(a) to IP&L’s Registration Statement, File No. 2-25347), and the indentures supplemental thereto dated, respectively, March 1, 1941, July 15, 1942, August 2, 1943, August 10, 1944, November 10, 1944, August 8, 1945, July 1, 1946, July 1, 1947, December 15, 1948, November 1, 1949, November 10, 1950, October 1, 1951, March 1, 1952, November 5, 1952, February 1, 1953, May 1, 1953, November 3, 1953, November 8, 1954, January 1, 1955, November 1, 1955, November 9, 1956, November 6, 1957, November 4, 1958, November 3, 1959, November 1, 1960, January 1, 1961, November 7, 1961, November 6, 1962, November 5, 1963, November 4, 1964, November 2, 1965, September 1, 1966, November 30, 1966, November 7, 1967, November 5, 1968, November 1, 1969, December 1, 1970, November 2, 1971, May 1, 1972, November 7, 1972, November 7, 1973, September 10, 1974, November 5, 1975, July 1, 1976, November 1, 1976, December 1, 1977, November 1, 1978, December 1, 1979, November 1, 1981, December 1, 1980, December 1, 1982, December 1, 1983, December 1, 1984, March 1, 1985, March 1, 1988, October 1, 1988, May 1, 1991, March 1, 1992, October 1, 1993, November 1, 1993, March 1, 1995, September 1, 1996 and April 1, 1997 (Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 4.10 in IP&L’s Form 10-K for the year 1966, Exhibit 4.10 in IP&L’s Form 10-K for the year 1966, Exhibit 4.10 in IP&L’s Form 10-K for the year 1967, Exhibit 4.10 in IP&L’s Form 10-K for the year 1968, Exhibit 4.10 in IP&L’s Form 10-K for the year 1969, Exhibit 1 in IP&L’s Form 8-K dated December 1970, Exhibit 2(g) in File No. 2-43131, Exhibit 1 in IP&L’s Form 8-K dated May 1972, Exhibit 2(i) in File No. 2-56078, Exhibit 2(j) in File No. 2-56078, Exhibit 2(k) in File No. 2-56078, Exhibit 2(l) in File No. 2-56078, Exhibit 1 in IP&L’s Form 8-K dated July 1976, Exhibit 1 in IP&L’s Form 8-K dated December 1976, Exhibit 2(o) in File No. 2-60040, Exhibit 1 in IP&L’s Form 10-Q dated June 30, 1979, Exhibit 2(q) in Form S-16 in File No. 2-65996, Exhibit 2 in IP&L’s Form 10-Q dated March 31, 1982, Exhibit 4(s) in IP&L’s Form 10-K for the year 1981, Exhibit 4(t) in IP&L’s Form 10-K for the year 1982, Exhibit 4(u) in IP&L’s Form 10-K for the year 1983, Exhibit 4(v) in IP&L’s Form 10-K for the year 1984, Exhibit 4(w) in IP&L’s Form 10-K for the year 1984, Exhibit 4(b) in IP&L’s Form 10-Q dated May 12, 1988, Exhibit 4(c) in IP&L’s Form 10-Q dated November 10, 1988, Exhibit 4(d) in IP&L’s Form 10-Q dated August 13, 1991, Exhibit 4(c) in IP&L’s Form 10-K for the year 1991, Exhibit 4(a) in IP&L’s Form 10-Q dated November 12, 1993, Exhibit 4(b) in IP&L’s Form 10-Q dated November 12, 1993, Exhibit 4(a) in IP&L’s Form 10-Q dated May 12, 1995, Exhibit 4(f) in IP&L’s Form 8-K dated September 19, 1996 and Exhibit 4(b) in IP&L’s Form 10-Q dated May 14, 1997).

Exhibit Number	Document Description

(4.10)	Indenture (For Senior Unsecured Debt Securities), dated as of August 1, 1997, between IP&L and J.P.Morgan Trust, successor, as Trustee (incorporated by reference to Exhibit 4(j) to IP&L’s Registration Statement, File No. 333-32097).

(4.11)	Officers’ Certificate, dated as of August 4, 1997, creating IP&L’s 6-5/8% Senior Debentures, Series A, due 2009 (incorporated by reference to Exhibit 4.12 to IP&L’s Annual Report on Form 10-K for the year ended December 31, 2000).

(4.12)	Officers’ Certificate, dated as of March 6, 2001, creating IP&L’s 6-3/4% Senior Debentures, Series B, due 2011 (incorporated by reference to Exhibit 4 to IP&L’s Form 8-K, dated March 6, 2001).

(4.13)	The Original through the Nineteenth Supplemental Indentures of IP&L, successor, to JPMorgan Chase Bank and James P. Freeman, successor, as Trustee, dated January 1, 1948 securing First Mortgage Bonds (incorporated by reference to Exhibits 4(b) through 4(t) to Interstate Power Company’s (“IPC”) Registration Statement No. 33-59352 dated March 11, 1993).

(4.14)	Twentieth Supplemental Indenture of IP&L, successor, to JPMorgan Chase Bank and James P. Freeman, successor, as Trustees, dated May 15, 1993 (incorporated by reference to Exhibit 4(u) to IPC’s Registration Statement No. 33-59352 dated March 11, 1993).

(4.15)	Twenty-First Supplemental Indenture of IP&L, successor, to JPMorgan Chase Bank and James P. Freeman, as Trustees, dated December 31, 2001 (incorporated by reference to Exhibit 4.3 to IP&L’s Form 8-K, dated January 1, 2002).

(4.16)	Indenture (For Unsecured Subordinated Debt Securities), dated as of August 20, 2003, between IP&L and J.P.Morgan Trust, successor, as Trustee (incorporated by reference to Exhibit 4.11 to IP&L’s Registration Statement on Form S-3 (Reg. No. 333-108199)).

(4.17)	Officer’s Certificate, dated September 10, 2003, creating IP&L’s 5.875% Senior Debentures due 2018 (incorporated by reference to Exhibit 4.1 to IP&L’s Form 8-K, dated September 10, 2003).

(4.18)	Officer’s Certificate, dated October 14, 2003, creating IP&L’s 6.450% Senior Debentures due 2033 (incorporated by reference to Exhibit 4.1 to IP&L’s Form 8-K, dated October 14, 2003).

(4.19)	Indenture, dated as of November 4, 1999, among Alliant Energy Resources, Inc. (“Resources”), Alliant Energy, as Guarantor, and U.S. Bank, as Trustee (incorporated by reference to Exhibit 4.1 to Resources’ and Alliant Energy’s Registration Statement on Form S-4 (Reg. No. 333-92859)), and the indentures supplemental thereto dated, respectively, November 4, 1999, February 1, 2000, November 15, 2001 and December 26, 2002 (Exhibit 4.2 in Resources’ and Alliant Energy’s Registration Statement on Form S-4 (Registration No. 333-92859), Exhibit 99.4 in Alliant Energy’s Form 8-K dated February 1, 2000, Exhibit 4.4 in Resources’ and Alliant Energy’s Registration Statement on Form S-4 (Registration No. 333-75020) and Exhibit 4.16a in Alliant Energy’s Annual Report on Form 10-K for the year ended December 31, 2002).

(4.20)	Form of Stock Purchase Contract Agreement.*

Pursuant to Item 601(b)(4)(iii) of Regulation S-K, Alliant Energy agrees to furnish to the Securities and Exchange Commission, upon request, any instrument defining the rights of holders of long-term debt not being registered that is not filed as an exhibit to this Registration Statement on Form S-3. No such instrument authorizes securities in excess of 10% of the total assets of Alliant Energy.

*	To be filed by amendment or under subsequent Current Report on Form 8-K.

Exhibit Number	Document Description

(5)	Opinion of Foley & Lardner LLP (including consent of counsel).

(23.1)	Consent of Foley & Lardner LLP (filed as part of Exhibit (5)).

(23.2)	Consent of Deloitte & Touche LLP.

(24)	Powers of attorney.

Documents incorporated by reference to filings made by Alliant Energy under the Securities Exchange Act of 1934, as amended (the “1934 Act”), are under File No. 1-9894. Documents incorporated by reference to filings made by WP&L under the 1934 Act are under File No. 0-337. Documents incorporated by reference to filings made by IP&L under the 1934 Act are under File No. 0-4117-1. Documents incorporated by reference to filings made by IPC under the 1934 Act are under File No. 1-3632.

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